UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8636 N. Classen Boulevard Oklahoma, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (435) 900-1949

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Resignation of Independent Registered Public Accounting Firm.

MaughanSullivan LLC (“MaughanSullivan”), the independent registered public accounting firm to Prairie Operating Co. (f/k/a Creek Road Miners, Inc.) (the “Company”), ceased providing services as an independent registered public accounting firm as of April 1, 2023. On April 21, 2023, MaughanSullivan informed the now current management of the Company of its withdrawal as a registered public accounting firm. On May 4, 2023, MaughanSullivan confirmed with the Company MaughanSullivan’s withdrawal as a registered independent public accounting firm. On May 25, 2023, MaughanSullivan reconfirmed with the Company its withdrawal as a registered independent public accounting firm, and the fact that MaughanSullivan did not provide any audit services as a registered independent public accounting firm after March 31, 2023 to the Company. The Company’s current Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) deemed this notice from MaughanSullivan as MaughanSullivan’s decision to resign from its role as the Company’s independent registered public accounting firm. Neither the Audit Committee nor the Board took part in MaughanSullivan’s decision to resign.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021 and during the subsequent interim period through March 31, 2023, (i) there were no disagreements with MaughanSullivan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to MaughanSullivan’s satisfaction, would have caused MaughanSullivan to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of MaughanSullivan on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the fiscal year ended December 31, 2022 contained an explanatory paragraph regarding the existence of substantial doubt about the Company's ability to continue as a going concern.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided MaughanSullivan with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that MaughanSullivan furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in this Item 4.01(a). A copy of MaughanSullivan’s letter, dated June 1, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

On May 30, 2023, the Audit Committee approved the engagement of Ham, Langston & Brezina, L.L.P. (“HL&B”) as its new independent registered public accounting firm. HL&B’s appointment will be for the Company’s fiscal year ending December 31, 2023, and related interim periods.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021, and for the subsequent interim period, neither the Company nor anyone on its behalf consulted HL&B regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that HL&B concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter of MaughanSullivan LLC dated June 1, 2023.
104	Cover Page Interactive Data File (embedded with the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prairie Operating Co.

Date: June 1, 2023

	By:	/s/ Edward Kovalik
Edward Kovalik
Chief Executive Officer

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